Exhibit 99.1

CONE GATHERING LLC SELLS ADDITIONAL INTEREST IN PIPELINE AND COMPRESSION SYSTEMS TO CONE MIDSTREAM PARTNERS LP

HOUSTON AND PITTSBURGH (November 16, 2016) – Noble Energy, Inc. (NYSE: NBL) and CONSOL Energy Inc. (NYSE: CNX) (the “Sponsors”) announced today that CONE Gathering LLC, which is jointly owned by the Sponsors, has entered into a definitive agreement to contribute its remaining 25% ownership interest in CONE Midstream DevCo I LP (the “Anchor Systems”) to CONE Midstream Partners LP (NYSE: CNNX) for a total valuation of $248 million. Upon closing, each Sponsor will receive $70 million in cash and approximately 2.6 million limited partnership units of CNNX.

The Anchor Systems include over 125 miles of pipelines and 650 million cubic feet per day of natural gas compression capacity, which gather and transport production from the Sponsors’ Marcellus natural gas assets. The Anchor Systems represent a substantial majority of CNNX’s revenues and cash flows.

The transaction represents the initial dropdown of assets from the Sponsors following CNNX’s IPO in late 2014. As part of the transaction, the Conflicts Committee of the Board of Directors of CNNX consulted with an independent valuation expert who issued a fairness opinion to CNNX.

Following closing of the transaction, which is anticipated by the end of 2016, CNNX will own 100% of the Anchor Systems. CONE Gathering LLC continues to own 95% interests in each of the CONE Midstream DevCo II LP (the “Growth Systems”) and CONE Midstream DevCo III LP (the “Additional Systems”), with CNNX owning the remaining 5% in each. NBL and CNX will each hold approximately 34.2% of the common and subordinated limited partnership units of CNNX, combined.

About CONSOL Energy

CONSOL Energy Inc. (NYSE: CNX) is a Pittsburgh-based producer of natural gas and coal. The company is one of the largest independent natural gas exploration, development and production companies, with operations centered in the major shale formations of the Appalachian basin. CONSOL Energy deploys an organic growth strategy focused on rapidly developing its resource base. As of December 31, 2015, CONSOL Energy had 5.6 trillion cubic feet equivalent of proved natural gas reserves. The company’s premium coals are sold to electricity generators and steel makers, both domestically and internationally. CONSOL Energy is a member of the Standard & Poor’s Midcap 400 Index. Additional information may be found at www.consolenergy.com.

About Noble Energy

Noble Energy (NYSE: NBL) is an independent oil and natural gas exploration and production company with a diversified high-quality portfolio of both U.S. unconventional and global offshore conventional assets spanning three continents. Founded more than 80 years ago, the company is committed to safely and responsibly delivering our purpose: Energizing the World, Bettering People’s Lives®. For more information, visit www.nobleenergyinc.com.

Contacts:

CONSOL Energy:

Investor: Tyler Lewis (724) 485-3157

Media: Brian Aiello (724) 485-3078

Noble Energy:

Investor: Brad Whitmarsh (281) 943-1670

Media: Reba Reid (713) 412-8441

Cautionary Statements

This press release contains certain “forward-looking statements” within the meaning of federal securities laws. Words such as “anticipates”, “believes,” “expects”, “intends”, “will”, “should”, “may”, and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect CONSOL Energy’s and Noble Energy’s current views about future events. Such forward-looking statements include, but are not limited to, statements about CONSOL Energy’s and Noble Energy’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts, including business strategy and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this press release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties are discussed in CONSOL Energy’s and Noble Energy’s most recent annual reports on Form 10-K, respectively, and in other CONSOL Energy and Noble Energy reports on file with the Securities and Exchange Commission. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Neither CONSOL Energy nor Noble Energy undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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